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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 3, 2003

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


        Massachusetts                 2-84760              04-2839837
----------------------------       ------------      ----------------------
(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)      Identification Number)



                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)

                                 (864) 239-1000
                         (Registrant's telephone number)



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Item 5. Other Events and Required FD Disclosure.

On October 22, 2003, the Registrant began soliciting the consent of its limited partners to an amendment (the "Amendment") to the Amended and Restated Agreement of Limited Partnership of the Registrant to extend the term of the Registrant from December 31, 2003 to December 31, 2021. The consent of limited partners who own more than 50% of all outstanding limited partnership units in the Registrant ("units") was required to approve the Amendment.

At midnight, New York City time, on November 11, 2003, the consent solicitation expired pursuant to its terms. Limited partners owning more than 50% of all outstanding limited partnership units in the Registrant consented to the Amendment.

On November 20, 2003, the general partner of the Registrant executed the Amendment, which is attached as Exhibit 3.3, as the general partner and on behalf of the limited partners, and has made the requisite filings with the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

The following exhibit is filed with this report:

3.3 Amendment to the Amended and Restated Agreement of Limited Partnership, dated November 20, 2003.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              WINTHROP GROWTH INVESTORS 1 LIMITED
                              PARTNERSHIP

                              By:  Two Winthrop Properties, Inc.
                                   Managing General Partner

                                   By:   /s/ Patrick J. Foye
                                         ----------------------------
                                         Patrick J. Foye
                                         Vice President - Residential

                              Date:  December 5, 2003